Exhibit 99

 RPC, Inc. To Announce Second Quarter 2004 Results and Host a Conference Call
                               on July 28, 2004

    ATLANTA, July 16 /PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) today announced that it will release its financial results for the second quarter ended June 30, 2004 on Wednesday, July 28, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 28, 2004 at 8 a.m. Eastern Time.

    Individuals wishing to participate in the conference call should call
(877) 270-4074 or (706) 643-7871 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on August 6, 2004 by dialing (800) 642-1687 or (706) 645-9291, conference ID
8506550. This call also will be broadcast and archived on the company's investor Web site at http://www.rpc.net . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

     For information contact:
     BEN M. PALMER                   JIM LANDERS
     Chief Financial Officer         Corporate Finance
     404.321.2140                    404.321.2162
     irdept@rpc.net

SOURCE  RPC, Inc.
    -0-                             07/16/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or, irdept@rpc.net , or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC Incorporated/
    /Web site:  http://www.rpc.net/
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  CCA MAV